                                                                     Exhibit 1-A
                                                                     Page 1





                          CERTIFICATE OF INCORPORATION
                                       OF
                        COLUMBIA SERVICE PARTNERS, INC.

                                  * * * * * *


                 FIRST.  The name of the Corporation is COLUMBIA SERVICE

PARTNERS, INC.

                 SECOND.  The address of the registered office of the

Corporation in the State of Delaware is 1209 Orange Street, in the City of

Wilmington, County of New Castle.  The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                 THIRD.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the

General Corporation Law of Delaware.

                 FOURTH.  The Corporation is authorized to issue only one class of stock, to wit: Common Stock.  The total number of shares of Common Stock which the Corporation shall have authority to issue is Three Thousand (3,000)

all of which are to have a par value of One Dollar ($1.00) per share.

                 FIFTH.  The name and mailing address of the incorporator is

Arthur W. Iler, 20 Montchanin Road, Wilmington, DE 19807.  The powers of the incorporator are to terminate upon the election of directors of the

Corporation.

                 SIXTH.  The Corporation is to have perpetual existence.

                 SEVENTH.  For the management of the business and for the

conduct of the affairs of the Corporation, it is further provided:

                 1.  The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws.  The directors need not be stockholders of the Corporation.

                                                                     Exhibit 1-A
                                                                     Page 2


                 2.  In furtherance, and not in limitation, of the powers

conferred by statute, the Board of Directors is expressly authorized:

                          a.  to make, alter or repeal By-Laws of the

Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws whether adopted by the stockholders or otherwise.

                          b.  to exercise the powers and authorities as are

provided in the By-Laws then in effect, subject to applicable limitations as provided in such By-Laws.

                 EIGHTH.  Meetings of stockholders may be held within or

without the State of Delaware, as the By-Laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes)

outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

The election of directors need not be by written ballot except to the extent provided in the By-Laws of the corporation.

                 NINTH.  The Corporation reserves the right to restate this

Certificate of Incorporation and to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                 TENTH.  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation

Law of the State of Delaware as the same exists or may hereafter be amended.

Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act, omission occurring prior to the time of such amendment, modification or repeal.

                 The undersigned incorporator hereby acknowledges that the

foregoing Certificate of Incorporation is his act and deed this 21st day of

March, 1996.

                                                                     Exhibit 1-A
                                                                     Page 3



                                        ------------------------------
                                        Arthur W. Iler





                                       3